UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

T REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

At its annual meeting of shareholders on July 27, 2005, the shareholders of T REIT, Inc. (the "Company") approved the following proposals:

1. The sale of all of the Company’s assets pursuant to the plan of liquidation;
2. The Company’s dissolution pursuant to the plan of liquidation;
3. The election of Anthony W. Thompson, W. Brand Inlow and D. Fleet Wallace to serve a one-year term as directors on the Company’s Board of Directors until the 2006 annual shareholder meeting; and
4. Ratification of the appointment of the accounting firm Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

On July 27, 2005, the Special Committee and Board of Directors of the Company approved a special liquidating distribution of $18,000,000 to the Company’s shareholders of record as of July 27, 2005, pursuant to the terms of the Company’s plan of liquidation. We anticipate that the distribution will be paid during August, 2005.

Also in accordance with the terms of the Company’s plan of liquidation, regular monthly shareholder distributions will be permanently suspended, effective August 1, 2005. Future liquidating shareholder distributions will occur as determined by the Special Committee and Board of Directors.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, Inc.

July 29, 2005	By:	/S/ JACK R. MAURER

Name: JACK R. MAURER
Title: Chief Executive Officer and President